UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 25, 2016

NOODLES & COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-35987	84-1303469
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation)		Identification No.)

520 Zang Street, Suite D, Broomfield, CO	80021
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (720) 214-1900

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.    Results of Operations and Financial Condition.
On July 25, 2016, Noodles & Company (the “Company”) issued a press release in connection with the announcement described in Item 5.02 below (the “Press Release”) that includes certain preliminary financial results for its fiscal quarter ended June 28, 2016. A copy of the Press Release is furnished herewith as Exhibit 99.1.
The information furnished pursuant to Item 2.02 of this report, including the Press Release, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933 (the “Securities Act”), as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.
Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On July 25, 2016, Kevin Reddy resigned as a member of the board of directors (the “Board”) of the Company, from his position as the Chairman of the Board and from his position as the Company’s Chief Executive Officer. On the same day, the Board appointed Dave Boennighausen, 38, as the Company’s interim Chief Executive Officer to fill the vacancy created by Mr. Reddy’s resignation. The Board also appointed Robert Hartnett, 65, as a member of the Board to fill the vacancy created by Mr. Reddy’s resignation and as Non-Executive Chairman of the Board (the “Chairman”). Mr. Hartnett has not been appointed to any Board committees at this time. Also on July 25, 2016, in light of the appointment of a non-executive Chairman, the Board eliminated the position of Lead Independent Director of the Board.
In connection with Mr. Boennighausen’s appointment as interim Chief Executive Officer, the Company has agreed to pay him a nondiscretionary bonus of $15,000 a month, payable monthly, for the duration of his tenure as interim Chief Executive Officer. The nondiscretionary bonus Mr. Boennighausen will receive from the Company is in addition to the base salary he receives from the Company, which will remain unchanged. Mr. Boennighausen has served as our Chief Financial Officer since July 2012 and became a member of the Board in August 2015. Mr. Boennighausen has been with the Company since 2004, and served as our Vice President of Finance from October 2007 to March 2011, and as our Executive Vice President of Finance from April 2011 to February 2012. He began his career with May Department Stores. He received a BS in Finance and Marketing from Truman State University and holds an MBA from the Stanford Graduate School of Business.
Mr. Hartnett has over 40 years of restaurant industry experience. Most recently he served as Chief Executive Officer for Houlihan’s Restaurants, Inc., a position that he held from 2001 until successfully negotiating the sale of the company in 2015. During his tenure at Houlihan’s, Mr. Hartnett successfully re-invented and revitalized the Houlihan’s brand. Prior to joining Houlihan’s, Mr. Hartnett served as President, Chief Executive Officer and Chairman of Einstein/Noah Bagel Inc., a publicly traded company with more than 500 Einstein Bros. and Noah’s New York Bagels restaurants across 27 states. In addition, he has owned and operated Einstein Bros. and Boston Market franchise restaurants and has served as President of Bennigan’s Restaurants, a multi-unit casual dining operator.
The Company maintains a non-employee director compensation plan covering non-employee directors (the “Plan”). Under the Plan, each non-employee director covered by the plan receives an annual cash retainer for board service, an annual cash retainer for committee service and an annual cash retainer for serving as chair of a committee. The board has currently fixed the retainer for the Chairman’s board service at $100,000 per year, and it has fixed each of the retainers for committee service and committee chair at $10,000 per year. In addition, pursuant to the Plan, on the date of appointment as the Chairman, Mr. Hartnett receives a grant of restricted stock units (“RSUs”) with a fair market value of $100,000 that are fully vested at the grant date, with subsequent annual grants of RSUs with a fair market value of $100,000 to occur on the date of the Company’s Annual Meeting of Shareholders.
Mr. Hartnett and the Company have entered into the Company’s standard form of directors’ indemnification agreement, pursuant to which the Company agrees to indemnify its directors to the fullest extent permitted by applicable law and subject to certain conditions to advance expenses in connection with proceedings as described in the indemnification agreement.
In connection with Mr. Reddy’s transition, the Company entered into a Release Agreement with Mr. Reddy, dated July 25, 2016 (the “Release Agreement”), pursuant to which Mr. Reddy is entitled to severance payments totaling one and one-half times his current base salary, COBRA premiums for eighteen months, the right to exercise vested options to purchase the Company’s Class A common stock through October 23, 2017 and the right to use his Company-provided vehicle in accordance with the current terms of such arrangement through January 3, 2017. Through the Release Agreement, Mr. Reddy releases, waives and discharges the Company from any and all employment-related claims, and the Company releases and discharges Mr. Reddy from certain claims arising prior to July 25, 2016. In addition, pursuant to his employment agreement with the Company, Mr. Reddy generally is prohibited from competing with the Company in North American fast- or quick-casual restaurants that derive at least 20% of their revenue from sales of noodles or pasta dishes for 18 months following his resignation, and from soliciting employees of the Company for 12 months following his resignation.
The Company is commencing a search to consider both internal and external candidates for a permanent replacement for the role of Chief Executive Officer.
Item 7.01.    Regulation FD Disclosure.
The Company’s press release announcing these changes is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information furnished pursuant to Item 7.01 of this report, including the Press Release, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such a filing.
Item 9.01.    Financial Statements and Exhibits.
(d)    Exhibits
The following exhibits are furnished as part of this Report:

Exhibit Number	Description
10.1	Interim Chief Executive Officer Letter Agreement between Noodles & Company and Dave Boennighausen dated July 25, 2016
10.2	Indemnification Agreement between Noodles & Company and Robert M. Hartnett dated July 25, 2016
10.3	Release Agreement between Noodles & Company and Kevin Reddy dated July 25, 2016
99.1	Noodles & Company Press Release dated July 25, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Noodles & Company

By:	/s/ PAUL A. STRASEN
Name:	Paul A. Strasen
Title:	Executive Vice President, General Counsel & Secretary

DATE: July 26, 2016

EXHIBIT INDEX

Exhibit Number	Description
10.1	Interim Chief Executive Officer Letter Agreement between Noodles & Company and Dave Boennighausen dated July 25, 2016
10.2	Indemnification Agreement between Noodles & Company and Robert M. Hartnett dated July 25, 2016
10.3	Release Agreement between Noodles & Company and Kevin Reddy dated July 25, 2016
99.1	Noodles & Company Press Release dated July 25, 2016